UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 3/15/06

FASTENTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-108365

Delaware	52-2225101
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Boulevard

Suite 1230

Minneapolis, MN 55437

(Address of Principal Executive Offices, Including Zip Code)

(952) 921-2090

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 15, 2006, FastenTech, Inc. (the “Company”) issued a press release announcing that Ronald Kalich, the Company’s President and Chief Executive Officer, and Michael Elia, the Company’s Senior Vice President and Chief Financial Officer, will present at the Lehman Brothers 2006 High Yield Bond and Syndicated Loan Conference in Orlando, Florida, on March 16, 2006. Mr. Kalich and Mr. Elia will be presenting a description of FastenTech’s business, historical financial performance and guidance for the fiscal year 2006. A live webcast of FastenTech’s presentation is being hosted by Lehman Brothers and will be available to all interested parties as provided in the attached press release.

Slides for the presentation are attached hereto as Exhibit 99.1. A copy of the press release is attached hereto as Exhibit 99.2.

This information is being furnished under Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FastenTech, Inc. that the information is material or that investors should consider this information before deciding to buy or sell FastenTech, Inc. securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation slides for March 16, 2006 Presentation at the Lehman Brothers 2006 High Yield Bond and Syndicated Loan Conference

99.2	Press Release dated March 15, 2006, issued by FastenTech, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENTECH, INC.

Date: March 15, 2006	By:	/s/ Michael R. Elia
Michael R. Elia Senior Vice President and Chief Financial Officer